United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 22, 2006

ALLOY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26023	04-3310676
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 West 26th Street, 11th Floor

New York, NY 10001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 244-4307

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a), (b) and (c): Not applicable.

(d) On September 22, 2006, the Board of Directors of Alloy, Inc. (the “Company”), acting upon the recommendation of its Corporate Governance and Nominating Committee, unanimously approved the appointment of Richard Perlman as an additional member of the Board of Directors of the Company. Mr. Perlman will serve as one of five independent directors on the Company’s Board of Directors effective as of September 22, 2006 and will stand for election at the Company’s 2008 Annual Meeting of Stockholders. In connection with Mr. Perlman’s appointment, the Board voted to expand its size from eight to nine members. At this time, Mr. Perlman has not been appointed to serve on any committees of the Board of Directors of the Company.

In addition, there is no arrangement or understanding between Mr. Perlman and any other persons pursuant to which he was appointed as a director of the Company. Mr. Perlman is not currently engaged, and has not been engaged during the last fiscal year, in any related party transaction with the Company within the meaning of Section 404(a) of Regulation S-K.

The appointment of Mr. Perlman also brings the Company into compliance with Nasdaq Marketplace Rule 4350(c)(1), which requires the Company to have a majority of directors on its Board who qualify as “independent directors” as defined in Marketplace Rule 4200(a)(15).

A copy of the Company’s press release relating to this event is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press Release dated September 26, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOY, INC.

Date: September 26, 2006	/s/ Matthew C. Diamond
Matthew C. Diamond Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
(d)	Exhibits.

99.1	Press Release dated September 26, 2006.